UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

GLOBUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403-5214

(Address of principal executive offices) (Zip Code)

(610) 930-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	GMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on February 8, 2023, NuVasive, Inc. (“NuVasive”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Globus Medical, Inc. (“Globus Medical”) and Zebra Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Globus Medical. The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into NuVasive (the “Merger”), with NuVasive surviving the Merger as a wholly owned subsidiary of Globus Medical. On March 10, 2023, Globus Medical filed a registration statement on Form S-4 (Registration No. 333-270482) with the U.S. Securities and Exchange Commission (“SEC”), which was amended on March 24, 2023 (the “Registration Statement”) and includes a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”). On March 28, 2023, each of NuVasive and Globus Medical filed the definitive version of the Joint Proxy Statement/Prospectus with the SEC (the “Definitive Joint Proxy Statement/Prospectus”), which constitutes the definitive joint proxy statement for the special meetings of NuVasive and Globus Medical in connection with the Merger and a prospectus for shares of Globus Class A common stock to be issued by Globus Medical in connection with the Merger.

As of April 14, 2023, five complaints have been filed by purported NuVasive stockholders against NuVasive and its directors in connection with the Merger. The complaints are captioned O’Dell v. NuVasive, Inc., et al., No. 1:23-cv-02262 (S.D.N.Y., filed March 16, 2023), O’Conner v. NuVasive, Inc., et al. No. 1:23-cv-02855 (S.D.N.Y., filed April 5, 2023), Finger v. NuVasive, Inc. et al., No. 1:23-cv-00367 (D. Del., filed March 30, 2023), Jones v. NuVasive, Inc. et al., No. 1:23-cv-00368 (D. Del., filed March 30, 2023) (together with the previous three complaints, the “Federal Complaints”) and Garfield v. Barry et al., No. 2023CV30076 (Colo. Combined Ct., filed March 28, 2023) (the “Colorado Complaint,” and such complaints collectively, the “Complaints”). Each of the Federal Complaints alleges that the defendants filed or caused to be filed a materially incomplete and misleading preliminary Joint Proxy Statement/Prospectus with the SEC. The Colorado Complaint asserts claims under the Colorado Securities Act and Colorado common law and makes a number of allegations, including that the Definitive Joint Proxy Statement/Prospectus contained intentionally false and misleading statements.

NuVasive and Globus Medical believe that the claims asserted in the Complaints are without any merit. The defendants deny that any further disclosure beyond that already contained in the Registration Statement or the Definitive Joint Proxy Statement/Prospectus is required under applicable law to supplement the Registration Statement or the Definitive Joint Proxy Statement/Prospectus. Nonetheless, to moot plaintiffs’ unmeritorious claims, avoid the risk that litigation may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending against the Complaints, the defendants are making the following supplemental disclosures to the Registration Statement and Definitive Joint Proxy Statement/Prospectus. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein.

Supplemental Disclosures

This supplemental information to the Registration Statement and Definitive Joint Proxy Statement/Prospectus should be read in conjunction with the Definitive Joint Proxy Statement/Prospectus, which should be read in its entirety. All page references in the information below are to pages in the Joint Proxy Statement/Prospectus in the Registration Statement and the Definitive Joint Proxy Statement/Prospectus, and all terms used but not defined below shall have the meanings set forth in the Registration Statement and Definitive Joint Proxy Statement/Prospectus. To the extent the following information differs from or conflicts with the information contained in the Registration Statement and Definitive Joint Proxy Statement/Prospectus, the information set forth below shall be deemed to supersede the respective information in the Registration Statement and Definitive Joint Proxy Statement/Prospectus. New text within the amended and supplemented language from the Registration Statement and Definitive Joint Proxy Statement/Prospectus is indicated in bold and underlined text (e.g., bold, underlined text), and deleted text within the amended and supplemented language from the Registration Statement and Definitive Joint Proxy Statement/Prospectus is indicated in strikethrough text (e.g., ~~strikethrough text~~).

The disclosure under the heading “Summary” is hereby amended and supplemented by adding the following after the last paragraph on page 17 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus:

Window Shop Period

The Merger Agreement provided for a Window Shop Period, which began from the execution of the merger agreement and ended at 11:59 p.m. (New York time) on March 10, 2023. During the Window Shop Period, NuVasive did not receive any NuVasive Acquisition Proposals and Globus did not receive any Globus Acquisition Proposals.

The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by replacing the final paragraph on page 57 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

On September 24, 2021, at the request of Mr. David C. Paul, Executive Chairman of Globus, an in-person meeting was held to discuss the possibility of a business combination between NuVasive and Globus. Present at that meeting were Mr. Paul, Dave Demski, who was then the Chief Executive Officer of Globus, Daniel Wolterman, Chairman of the NuVasive Board, and Christopher Barry, the Chief Executive Officer of NuVasive. At this meeting, Messrs. Paul, Demski, Wolterman and Barry discussed, among other things, the potential benefits and risks of a merger between Globus and NuVasive as well as potential next steps.

The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by replacing the second full paragraph on page 60 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

On November 28, 2022, at the request of Mr. Paul to resume discussions regarding the proposed merger, Messrs. Wolterman and Barry met in person with Messrs. Paul and Scavilla. At that meeting, the parties discussed the merits of a merger between NuVasive and Globus, including potential synergies that could be achieved from the merger. Messrs. Wolterman and Barry also indicated to Messrs. Paul and Scavilla that the exchange ratio proposed in the November 15 Letter undervalued NuVasive and was thus not acceptable to NuVasive.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the second full paragraph on page 80 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs derived ranges of illustrative enterprise values for NuVasive by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for NuVasive ~~the amount of~~ NuVasive’s net debt (including the net present value (“NPV”) of certain contingent liabilities relating to certain historical acquisitions, including the acquisition of Simplify Medical Pty Limited by NuVasive (collectively, the “NuVasive Contingent Liabilities”)) of $650 million as of December 31, 2022, ~~as~~ calculated using information provided by the management of NuVasive and approved for Goldman Sachs’ use by the management of Globus, to derive a range of illustrative equity values for NuVasive. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of NuVasive Common Stock as of February 6, 2023 of 54.2 million, as provided by the management of NuVasive and approved for Goldman Sachs’ use by the management of Globus, calculated using the treasury stock method, to derive a range of illustrative present values per share of NuVasive Common Stock ranging from $39.61 to $48.76.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the first full paragraph on page 81 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs then subtracted ~~the amount of~~ NuVasive’s net debt (including the NPV of the NuVasive Contingent Liabilities) of $648 million, $495 million and $311 million, for each of the fiscal years 2023 ~~through~~, 2024 and 2025, respectively, each as provided by the management of

Globus and approved for Goldman Sachs’ use by the management of Globus, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for NuVasive for each of the fiscal years 2023 through 2025. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of NuVasive Common Stock for each of the fiscal years 2023 ~~through~~, 2024 and 2025 of 53.6 million, 54.5 million and 55.5 million, respectively, calculated using information provided by the management of NuVasive and approved for Goldman Sachs’ use by the management of Globus, to derive a range of implied future values per share of NuVasive Common Stock. Goldman Sachs then discounted these implied future equity values per share of NuVasive Common Stock to December 31, 2022, using an illustrative discount rate of 9.2%, reflecting an estimate of NuVasive’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for NuVasive, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $42.32 to $49.49 per share of NuVasive Common Stock.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the table on page 81 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety as follows:

Announcement Date	Selected Transactions			EV / LTM Adjusted EBITDA
	Acquiror	Target	Transaction Value (in millions)
October 2022	Orthofix Medical Inc.	SeaSpine Holdings Corporation	$239	NA

May 2019	3M Company	Acelity, Inc.	$6,725	15.0x

November 2018	Boston Scientific Corporation	BTG plc	$3,936	15.5x

November 2018	Colfax Corporation	DJO Global, Inc.	$3,150	11.7x

September 2018	Medtronic plc	Mazor Robotics Ltd.	$1,640	NA

August 2018	Stryker Corporation	K2M Group Holdings, Inc.	$1,289	NA

October 2017	TPG Capital, L.P.	Exactech, Inc.	$738	16.9x

June 2016	Zimmer Biomet Holdings, Inc.	LDR Holding Corporation	$1,031	NA

September 2015	Dentsply International Inc.	Sirona Dental Systems, Inc.	$5,251	16.1x

February 2015	Cyberonics, Inc.	Sorin S.p.A.	$1,603	11.7x

October 2014	Steris Corporation	Synergy Health plc	$1,900	13.0x

October 2014	Wright Medical Group, Inc.	Tornier N.V.	$3,300	NA

April 2014	Zimmer Holdings, Inc.	Biomet, Inc.	$13,350	12.1x

February 2014	Smith & Nephew plc	ArthroCare Corporation	$1,534	16.9x

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the last paragraph beginning on page 82 and continuing onto page 83 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs derived ranges of illustrative enterprise values for Globus on a standalone basis by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Globus on a standalone basis ~~the amount of~~ Globus’s net debt (including the NPV of certain contingent liabilities relating to the acquisition of Excelsius Surgical and other transactions by Globus (collectively, the “Globus Contingent Liabilities”)) on a standalone basis~~,~~ of $(942) million as of December 31, 2022, as provided by and approved for Goldman Sachs’ use by the management of Globus, to derive a range of illustrative equity values for Globus. Goldman Sachs then divided the range of illustrative equity values it derived by the corresponding number of fully diluted outstanding shares of Globus Common Stock as of February 6, 2023, the range of which was 103.4 million to 104.3 million, as provided by and approved for Goldman Sachs’ use by the management of Globus, calculated using the treasury stock method, to derive a range of illustrative present values per share of Globus Class A Common Stock ranging from $73.27 to $84.74.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the second full paragraph on page 83 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs then subtracted ~~the amount of~~ Globus’s net debt (including the NPV of the Globus Contingent Liabilities) on a standalone basis of $(1,059) million, $(1,188) million and $(1,287) million, for each of the fiscal years 2023 ~~through~~, 2024 and 2025, respectively, each as provided by and approved for Goldman Sachs’ use by the management of Globus, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for Globus for each of the fiscal years 2023 through 2025. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Globus Common Stock for each of the fiscal years 2023 ~~through~~, 2024 and 2025, the ranges of which were 103.6 million to 104.2 million, 104.2 million to 104.8 million and 104.6 million to 105.2 million, respectively, calculated using information provided by and approved for Goldman Sachs’ use by the management of Globus, to derive a range of implied future values per share of Globus Class A Common Stock. Goldman Sachs then discounted these implied future equity values per share of Globus Class A Common Stock to December 31, 2022, using an illustrative discount rate of 9.8%, reflecting an estimate of Globus’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Globus, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $67.60 to $76.35 per share of Globus Class A Common Stock.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the first full paragraph on page 84 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs derived ranges of illustrative enterprise values for Globus pro forma for the Merger by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative pro forma enterprise values it derived for Globus~~,~~ the pro forma net debt (including the NPV of the NuVasive Contingent Liabilities, the NPV of the Globus Contingent Liabilities and estimate transaction fees with respect to the Merger) of Globus of $(267) million as of December 31, 2022, as provided by and approved for Goldman Sachs’ use by the management of Globus, to derive a range of illustrative equity values for Globus on a pro forma basis. Goldman Sachs then divided the range of illustrative equity values it derived by the corresponding pro forma number of fully diluted outstanding shares of Globus Common Stock as of February 6, 2023, the range of which was 144.4 million to 145.5 million, as provided by and approved for Goldman Sachs’ use by the management of Globus, calculated using the treasury stock method, to derive a range of illustrative present values per share of Globus Class A Common Stock ranging from $77.66 to $93.53.

The disclosure under the heading “The Merger—Opinion of Globus’s Financial Advisor” is hereby amended and supplemented by replacing the third full paragraph on page 84 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Goldman Sachs then subtracted ~~the amount of~~ Globus’s pro forma net debt (including the NPV of the NuVasive Contingent Liabilities, the NPV of the Globus Contingent Liabilities and estimate transaction fees with respect to the Merger) of $(415) million, $(795) million and $(1,226) million, for each of the fiscal years 2023 ~~through~~, 2024 and 2025, respectively, each as provided by and approved for Goldman Sachs’ use by the management of Globus, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for Globus on a pro forma basis for each of the fiscal years 2023 through 2025. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Globus Common Stock on a pro forma basis for each of fiscal years 2023 ~~through~~, 2024 and 2025, the ranges of which were 144.8 million to 146.3 million, 146.6 million to 147.8 million and 147.8 million to 148.9 million, respectively, calculated using information provided by and approved for Goldman Sachs’ use by the management of Globus, to derive a range of implied future values per share of Globus Class A Common Stock on a pro forma basis. Goldman Sachs then discounted these implied future equity values per share of Globus Class A Common Stock to December 31, 2022, using an illustrative discount rate of 9.7%, reflecting an estimate of Globus’s pro forma cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Globus and NuVasive, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $69.62 to $85.58 per share of Globus Class A Common Stock pro forma for the Merger.

The disclosure under the heading “The Merger—Opinion of NuVasive’s Financial Advisor—Opinion of BofA Securities Inc.” is hereby amended and supplemented by replacing the final paragraph that begins on page 89 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of NuVasive to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that NuVasive was forecasted to generate during NuVasive’s fiscal years 2023 through 2027 based on the Revised NuVasive Standalone Projections. BofA Securities calculated terminal values for NuVasive by applying last-twelve-month EBITDA terminal multiples of 9.5x to 11.5x to NuVasive’s fiscal year 2027 estimated adjusted EBITDA, which implied a perpetuity growth rate ranging between 5.2% and 6.4%. The cash flows and terminal values were then discounted to present value as of December 31, 2022, assuming a mid-period convention for cash flows, using discount rates ranging from 9.0% to 11.0% based on NuVasive’s weighted average cost of capital. From the resulting enterprise values, BofA Securities deducted net debt as of the end of the fourth quarter of fiscal year 2022 (treating the amount of the 2023 Convertible Notes, defined below in the section entitled “—Call Spread Transactions,” and the amount of NuVasive’s convertible senior notes due 2025, as debt) to derive equity values. This analysis indicated the following approximate implied per share equity value reference ranges for NuVasive as compared to the per share price of NuVasive Common Stock implied by the Exchange Ratio, based on the closing price of Globus Class A Common Stock on February 7, 2023:

The disclosure under the heading “The Merger—Opinion of NuVasive’s Financial Advisor—Opinion of BofA Securities Inc.” is hereby amended and supplemented by replacing the third bullet point on page 90 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

•

the following publicly available equity research analyst price targets for NuVasive Common Stock available as of February 7, 2023, which had a price target range (when discounted one year by a 10.5% cost of equity) of $34.50 to $57.00 per share:

Broker	Price Target (prior to 1-year discount)
Citi	$63.00
RBC Capital Markets	$52.00
Barclays	$52.00
Truist Securities	$51.00
Piper Sandler Companies	$50.00
Cowen & Company	$50.00
Stifel Nicolaus	$50.00
Wells Fargo Securities	$47.00
Canaccord Genuity	$46.00
Morgan Stanley	$44.00
Loop Capital Markets	$42.00
Jefferies	$40.00
JP Morgan	$38.00

The disclosure under the heading “The Merger—Opinion of NuVasive’s Financial Advisor—Opinion of BofA Securities Inc.” is hereby amended and supplemented by replacing the first paragraph on page 92 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Globus to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Globus was forecasted to generate during Globus’s fiscal years 2023 through 2027 based on the Globus Standalone Projections. BofA Securities calculated terminal values for Globus by applying terminal multiples of 18.0x to 22.0x to Globus’s fiscal year 2027 estimated adjusted EBITDA, which implied a perpetuity growth rate ranging between 6.0% and 7.4%. The cash flows and terminal values were then discounted to present value as of December 31, 2022, assuming a mid-period convention for cash flows, using discount rates ranging from 8.5% to 10.5%, based on Globus’s weighted average cost of capital. ~~From~~ To the resulting enterprise values, BofA Securities ~~deducted net debt~~ added net cash of $942 million as of the end of the fourth quarter of fiscal year 2022, based on the Globus Standalone Projections, to derive equity values. This analysis indicated the following approximate implied per share equity value reference ranges for Globus as compared to the closing price of Globus Class A Common Stock on February 7, 2023:

The disclosure under the heading “The Merger—Opinion of NuVasive’s Financial Advisor—Opinion of BofA Securities Inc.” is hereby amended and supplemented by replacing the second bullet point on page 92 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

•

the following publicly available equity research analyst price targets for Globus Class A Common Stock available as of February 7, 2023, which had a price target range (when discounted one year by a 9.5% cost of equity) of $59.25 to $82.25 per share:

Broker	Price Target (prior to 1-year discount)
Loop Capital Markets	$90.00
Truist Securities	$85.00
RBC Capital Markets	$85.00
Needham	$84.00

Wells Fargo Securities	$82.00
Morgan Stanley	$78.00
Piper Sandler Companies	$75.00
Jefferies	$75.00
Canaccord Genuity	$75.00
Barclays	$70.00
BTIG	$71.00
Oppenheimer	$66.00
Stifel Nicolaus	$65.00

The disclosure under the heading “The Merger—Opinion of NuVasive’s Financial Advisor—Opinion of BofA Securities Inc.” is hereby amended and supplemented by replacing the second paragraph on page 93 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

For the NuVasive Common Stock on a stand-alone basis, BofA Securities used the implied reference range indicated in its discounted cash flow analysis described above under “—Summary of NuVasive Financial Analyses—Discounted Cash Flow Analysis.” BofA Securities then performed the same analysis by calculating the range of implied per share equity values allocable to holders of NuVasive Common Stock on a pro forma basis, giving effect to the Merger, by assuming approximately 28.1% pro forma ownership, based on the number of Globus Class A Common Stock estimated to be issued to holders of NuVasive Common Stock in the Merger, utilizing the results of the standalone discounted cash flow analyses for NuVasive and Globus described above under “ —Summary of Material NuVasive Financial Analyses—Discounted Cash Flow Analysis” and “—Summary of Material Globus Financial Analyses—Discounted Cash Flow Analysis,” and taking into account the net present value of the Assumed Synergies and Dis-synergies and the decreased cash from the Merger to the Combined Company of $75 million based on NuVasive management’s estimates of transaction expenses. BofA Securities calculated the approximate net present value of Assumed Synergies and Dis-synergies to the Combined Company as of December 31, 2022 using a discount rate range of 9.0% to 11.0%. Per NuVasive management guidance, the analysis assumed a terminal value for the Assumed Synergies and Dis-synergies beyond 2027 assuming a range of perpetuity growth rates of 2.0% to 3.0%.

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first sentence of the first full paragraph on page 103 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

As described in the section titled “—Certain Globus Unaudited Prospective Financial Information,” Globus management prepared and provided to NuVasive and BofA Securities certain unaudited prospective financial information of Globus on a standalone basis for fiscal years 2023 through 2027, which financial information was defined previously as the “Globus Standalone Projections”, except that the calculation of Globus’s Unlevered Free Cash Flow described in the section titled “—Certain Globus Unaudited Prospective Financial Information” differs from NuVasive’s calculation of Globus’s Unlevered Free Cash Flow (which was provided to BofA Securities and used for purposes of its analyses) (such calculations, the “NuVasive UFCF Calculations”).

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first sentence of the second full paragraph on page 103 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

The NuVasive Combined Company Projections and the NuVasive UFCF Calculations were not provided to Globus or to Globus’s financial advisor, Goldman Sachs. Except for the Globus Standalone Projections utilized by NuVasive management (and incorporated as a component of the NuVasive Combined Company Projections and used to calculate the NuVasive UFCF Calculations), the NuVasive Combined Company Projections and the NuVasive UFCF Calculations do not reflect the input of Globus management.

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the final paragraph on page 103 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

The NuVasive Standalone Prospective Financial Information, ~~and~~ the NuVasive Combined Company Projections and the NuVasive UFCF Calculations are referred to collectively as the “NuVasive Projections.”

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first note to the table on page 105 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

(1) Non-GAAP Financial Measure. “Adjusted Operating Income” is defined as estimated earnings before interest and taxes, less stock-based compensation and depreciation, excluding the impact of amortization of intangible assets, business transition costs, non-recurring and other significant one-time items.

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first note to the first table on page 106 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

(1) Non-GAAP Financial Measure. “Adjusted Operating Income” is defined as estimated earnings before interest and taxes, less stock-based compensation and depreciation, excluding the impact of amortization of intangible assets, business transition costs, non-recurring and other significant one-time items.

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by replacing the first note to the second table on page 106 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

(1) Non-GAAP Financial Measure. “Adjusted Operating Income” is defined as estimated earnings before interest and taxes, less stock-based compensation and depreciation, excluding the impact of amortization of intangible assets, business transition costs, non-recurring and other significant one-time items.

The disclosure under the heading “The Merger—Certain NuVasive Unaudited Prospective Financial Information” is hereby amended and supplemented by adding the following after the note to the third table on page 106 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Subject to the foregoing qualifications, the following table presents the NuVasive UFCF calculations, which were computed from the Globus Standalone Projections, provided to BofA Securities and used for purposes of its analyses.

(U.S. dollars in millions)	2023E	2024E	2025E	2026E	2027E
Adjusted Operating Income (1)	$285	$322	$357	$388	$429
Unlevered Free Cash Flow (2)	166	182	158	220	201

(1)	Non-GAAP Financial Measure. “Adjusted Operating Income” is defined as Globus’s Adjusted EBITDA less stock-based compensation, less depreciation.
(2)

Non-GAAP Financial Measure. NuVasive’s calculation of Globus’s “Unlevered Free Cash Flow” refers to Globus’s Adjusted Operating Income, less taxes, plus depreciation, less change in net working capital, less capital expenditures and less projected payments for acquisition of business and business acquisition liabilities.

The disclosure under the heading “Interests of NuVasive Directors and Executive Officers in the Merger—Treatment of NuVasive Equity Awards” is hereby amended and supplemented by replacing the second paragraph under the corresponding heading on page 154 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Treatment of NuVasive RSU Awards. The Merger Agreement provides that, at the Effective Time, each NuVasive RSU Award outstanding immediately prior to the Effective Time will (1) if held by a non-employee member of the NuVasive Board, fully vest and be cancelled and converted into the right to receive (without interest) the Merger Consideration in respect of each share of NuVasive Common Stock underlying such NuVasive RSU Award, and (2) if not held by a non-employee member of the NuVasive Board, automatically be converted and assumed or replaced by Globus, in accordance with, and remaining subject to, the terms and conditions of the applicable NuVasive equity plan and award agreement by which it is evidenced, including any service-based vesting conditions, except that each such converted Globus award will be denominated in a number of shares of Globus Class A Common Stock equal to the product of (x) the number of shares of NuVasive Common Stock subject to the applicable NuVasive RSU Award immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, rounded to the nearest whole number of shares of Globus Class A Common Stock. As of March 3, 2023, the total number of NuVasive RSU Awards held by non-employee members of the NuVasive Board was 147,926, which will be converted at the Effective Time into the right to receive an aggregate of approximately 110,945 shares of Globus Class A Common Stock.

The disclosure under the heading “Interests of NuVasive Directors and Executive Officers in the Merger—Membership on the Globus Board and Post-Closing Services” is hereby amended and supplemented by replacing the first paragraph under the corresponding heading on page 157 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

Pursuant to the Merger Agreement, Globus has agreed to take all necessary action to cause, as of the Effective Time, an increase in the size of the Globus Board to eleven directors, and to authorize and effect the appointment of three additional directors from the NuVasive Board, proposed by the NuVasive Board and acceptable to the Globus Board. Each such additional NuVasive designated director will serve on the Globus Board until such individual’s successor is duly elected or appointed and qualified in accordance with applicable law. One of each of the three additional NuVasive designated directors will be appointed as a member of each of the three classes of directors serving on the Globus Board. In the event any such NuVasive Director is or becomes unable or unwilling prior to the Effective Time to serve on the Globus Board in the role identified, a replacement for such director will be determined prior the Effective Time pursuant to the process set forth above. The NuVasive Board and the Globus Board are in the process of identifying members of the NuVasive Board who will be designated to serve on the Globus Board post-closing, taking into account, among other things, the business experience, professional background and qualifications of such members. ~~Non-employee members of the Globus Board will be compensated for such service.~~ NuVasive designees joining the Globus Board are expected to be paid for such service in accordance with Globus’s policies for the payment of non-employee directors, a summary of which can be found in the section titled “Item 11. Executive Compensation – Compensation Discussion and Analysis – Narrative Disclosure Relating to Director Compensation Table – Director Compensation” of Globus’s Annual Report on Form 10-K/A, filed with the SEC on March 16, 2023, which such section is incorporated herein by reference. As of the date of this joint proxy statement/prospectus, no decisions have been made as to the members of the NuVasive Board who will serve on the Globus Board following the Effective Time. For additional information, see “The Merger—Governance Matters After the Merger.”

The disclosure under the heading “Interests of NuVasive Directors and Executive Officers in the Merger—Membership on the Globus Board and Post-Closing Services” is hereby amended and supplemented by replacing the second paragraph under the corresponding heading on page 157 of the Registration Statement and Definitive Joint Proxy Statement/Prospectus in its entirety with the following:

In addition, it is possible that certain of NuVasive’s executive officers may continue to provide services to Globus after the Effective Time. Any of NuVasive’s executive officers who become officers or employees or are otherwise retained to provide services to Globus or the Surviving Corporation may, prior to, at or following the Effective Time, enter into new individualized compensation arrangements with Globus or the Surviving Corporation and may participate in cash or equity incentive or other benefit plans maintained by Globus or the Surviving Corporation. J. Christopher Barry, NuVasive’s Chief Executive Officer, is expected to support integration planning of the Combined Company, but there is no agreement between Mr. Barry and Globus with respect to the provision of such services following the Closing. Other than as set forth in the previous sentence, as ~~As~~ of the date of this joint proxy statement/prospectus, it has not been determined which, if any, executive officers may continue as members of the Globus management team or the positions that such individuals may hold after the Merger, and no new individualized compensation arrangements between Globus and any of NuVasive’s executive officers have been agreed or established.

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Additional Information and Where to Find It

In connection with the proposed transaction, NuVasive and Globus filed a joint proxy statement/prospectus with the SEC on March 28, 2023. NuVasive and Globus mailed or otherwise provided to its respective stockholders the joint proxy statement/prospectus and other relevant documents in connection with the proposed transaction on or about March 29, 2023. Before making a voting decision, Globus’ and NuVasive’s stockholders are urged to read the joint proxy statement/prospectus and any other documents filed by each of Globus and NuVasive with the SEC in connection with the proposed transaction or incorporated by reference therein carefully and in their entirety when they become available because they will contain important information about Globus, NuVasive and the proposed transactions. Investors and stockholders may obtain a free copy of these materials (when they are available) and other documents filed by Globus and NuVasive with the SEC at the SEC’s website at www.sec.gov, at Globus’ website at www.globusmedical.com, at NuVasive’s website at www.nuvasive.com or by sending a written request to Globus Medical at 2560 General Armistead Avenue, Audubon, PA 19403 Attention: Investor Relations or by telephone at (610) 930-1800. The documents filed by NuVasive with the SEC may be obtained free of charge at NuVasive’s website at www.NuVasive.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from NuVasive by requesting them by mail at NuVasive, Inc., 12101 Airport Way Broomfield, CO 80021, Attention: Investor Relations, or by telephone at (800) 455-1476.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. There will be no sale or purchase of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Globus and NuVasive and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from their respective stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Globus’ and NuVasive’s stockholders, respectively, in connection with the proposed transaction will be set forth in joint proxy statement/prospectus if and when it is filed with the SEC by Globus and NuVasive. Security holders may obtain information regarding the names, affiliations and interests of Globus’ directors and officers in Globus’ Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2022, which was filed with the SEC on February 21, 2023 and March 16, 2023, respectively. Security holders may obtain information regarding the names, affiliations and interests of NuVasive’s directors and officers in NuVasive’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023 and its definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on March 30, 2022. To the extent the holdings of Globus securities by Globus’ directors and executive officers or the holdings of NuVasive’s securities by

NuVasive’s directors and executive officers have changed since the amounts set forth in Globus’s proxy statement for its 2022 annual meeting of stockholders or NuVasive’s proxy statement for its 2022 annual meeting of stockholders, respectively, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed transaction will be set forth in the joint proxy statement/prospectus when and if it is filed with the SEC in connection with the proposed transaction, at Globus’ website at www.globusmedical.com and at NuVasive’s website at www.nuvasive.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the transaction and the ability to consummate the mergers. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and NuVasive undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Globus and NuVasive may be unable to obtain their respective requisite stockholder approvals as required for the proposed transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the respective businesses of Globus and NuVasive may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) Globus and NuVasive may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) the effect of the announcement of the transaction on the ability of Globus or NuVasive to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Globus or NuVasive does business, or on Globus’ or NuVasive’s operating results and business generally; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Globus and NuVasive are set forth in their respective filings with the SEC, including the Proxy Statements, Globus’ Registration Statement, each of Globus’ and NuVasive’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov, specifically under the heading “Risk Factors.” The risks and uncertainties described above and in Globus’ most recent Quarterly Report on Form 10-Q and NuVasive’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Globus and NuVasive and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Globus and NuVasive file from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Globus and NuVasive assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated: April 17, 2023	By:	/s/ Keith Pfeil
Keith Pfeil
Chief Financial Officer Chief Accounting Officer Senior Vice President (Principal Financial Officer)